Exhibit 23.1

CONSENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-8 pertaining to the CPS Technologies Corp. 2020 Equity Incentive Plan of our report dated March 16, 2021 relating to the financial statements of CPS Technologies Corp., which appears in CPS Technologies Corp.’s Annual Report on Form 10-K for the year ended December 26, 2020.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Wolf & Company, P.C.

Boston, Massachusetts
March 25, 2021